SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 2005
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                      ATEL Cash Distribution Fund VI, L.P.
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             (Exact name of registrant as specified in its charter)


      California                    000-28368                   94-3207229
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


     600 California Street, 6th Floor, San Francisco, California 94108-2733
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 989-8800
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2005, the registrant's manager determined that the registrant's financial statements for the second quarter of 2005, and the years ended December 31, 2004, 2003 and 2002, should no longer be relied upon, as the manager has determined that these financial statements must be restated.

The registrant's manager has undertaken a review and revision of its methods for calculating, recording and allocating its initial direct costs of leases (IDC) for all of its managed equipment leasing programs. As a result of this review, the manager determined that a portion of an acquisition fee, which was capitalized and amortized by the registrant in 2003 and prior periods as IDC, must be recharacterized as an expense. As a result, an amount formerly amortized as IDC in 2003 and 2004 will instead be completely expensed in 2002, resulting in the posting of an adjustment to retained earnings as of the beginning of 2003.

In addition to the changes described above, certain impairment charges and lease income items were recorded by the registrant in 2003 that should have been recorded in 2002, causing the registrant's income for 2003 to be understated as a result of the shift in the period the items were recorded, and income for 2002 to be overstated. In 2005, management also determined that a usage tax recorded in the second quarter of 2005 related to a 2004 expense. This item will be recorded in 2004 and the income statement for the second quarter of 2005 will be adjusted accordingly.

The registrant has determined that the net effect of these restatement adjustments will be an increase in net loss for 2002 of $54,858, a decrease in net income for 2003 of $38,752, an increase in net loss for 2004 of $106,325, and increases in income recognized in each of the first two quarters of 2005 of $169,769. The foregoing amounts equal approximately 0.2%, 0.2% and 0.5% of the registrant's total assets for each of the affected years, respectively, and 1.1% of total assets for each of the first two quarters of 2005.

The registrant's manager, including the officers of the manager acting as the registrant's audit committee, have discussed the matters in this report and will continue to discuss this matter with its registered public accounting firm.

The registrant will prepare and file an amended annual report on Form 10-K with restated audited financial statements and amended Management Discussion and Analysis for the years ended December 31, 2004, 2003 and 2002. The registrant anticipates that it will file any required amended reports within 30 days from the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   November 21, 2005


                                    ATEL Cash Distribution Fund VI, L.P.
                                    By ATEL Financial Services, LLC,
                                    General Partner of Registrant

                                    By:  /s/ Dean L. Cash
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                                         Dean L. Cash, President and
                                         Chief Executive Officer